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[CERTIFICATE]
                                                                    EXHIBIT 4.2


No. PWA                     [LOGO]                              REDEEMABLE
                           PIRANHA                            CLASS A WARRANTS
                   INTERACTIVE PUBLISHING(R)

                   VOID AFTER          , 2002

                   REDEEMABLE CLASS A WARRANT
                         CERTIFICATE TO
               PURCHASE ONE SHARE OF COMMON STOCK
               AND ONE REDEEMABLE CLASS B WARRANT             CUSIP 724251 11 1

             PIRANHA INTERACTIVE PUBLISHING, INC.(R)

THIS CERTIFIES THAT, FOR VALUE RECEIVED






or registered assigns (the "Registered Holder") is the owner of a number of Class A Warrants specified above. Each Class A Warrant represented hereby initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Warrant Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $.001 par value ("Common Stock"), and one Class B Warrant of Piranha Interactive Publishing, Inc., a Nevada corporation (the "Company"), at any time between ________, 1997 and the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of American Stock Transfer & Trust Company as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $6.50 (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to the Company.
        This Warrant Certificate and each Class A Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated ________, 1997 by and among the Company, the Warrant Agent and D.H. Blair Investment Banking Corp.
        In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of shares of Common Stock and Class B Warrants subject to purchase upon the exercise of each Class A Warrant represented hereby are subject to modification or adjustment.
        Each Class A Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Class A Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Class A Warrants.
        The Term "Expiration Date" shall mean 5:00 P.M. (New York time) on ________, 2002, or such earlier date as the Class A Warrants shall be redeemed. If such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then the Expiration Date shall mean 5:00 P.M. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.
        The Company shall not be obligated to deliver any securities pursuant to the exercise of the Class A Warrants represented hereby unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is effective. The Company has covenanted and agreed that it will file a registration statement and will use its best efforts to cause the same to become effective and to keep such registration statement current while any of the Class A Warrants are outstanding. The Class A Warrants represented hereby shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.
        This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Class A Warrants, each of such new Warrant Certificates to represent such number of Class A Warrants as shall be designed by such Registered Holder at the time of such surrender. Upon due presentment and payment of any applicable transfer fee in addition to any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Class A Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.
        Prior to the exercise of any Class A Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.
        The Class A Warrants represented hereby may be redeemed at the option of the Company, at a redemption price of $.05 per Class A Warrant at any time after _________, 1997 provided the Market Price (as defined in the Warrant Agreement) for the Common Stock shall exceed $9.10 per share for any 30 consecutive trading days ending within 15 days of the notice of redemption. Notice of redemption shall be given not later than the thirtieth day before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to the Class A Warrants represented hereby except to receive the $.05 per Class A Warrant upon surrender of this Warrant Certificate.
        Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Class A Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice of the contrary.
        The Company has agreed to pay a fee of 5% of the Purchase Price upon certain conditions as specified in the Warrant Agreement upon the exercise of the Class A Warrants represented hereby.
        This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York.

        Dated:
                                          PIRANHA INTERACTIVE PUBLISHING, INC.

COUNTERSIGNED:
 AMERICAN STOCK
  TRANSFER & TRUST COMPANY       By: /s/ Timothy M. Brannan   By: /s/ J. Wade Stallings, II
           AS WARRANT AGENT          ----------------------       -------------------------
                                        TIMOTHY M. BRANNAN          J. WADE STALLINGS JR.
BY:                                       CHAIRMAN OF THE              VICE PRESIDENT
                                               BOARD                    AND SECRETARY
        AUTHORIZED SIGNATURE               AND PRESIDENT


               [PIRANHA INTERACTIVE PUBLISHING, INC. CORPORATE SEAL]
                                     [1996]
                                    [NEVADA]

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                    PIRANHA INTERACTIVE PUBLISHING, INC.(R)
                  TRANSFER FEE $______ PER CERTIFICATE ISSUED

                               SUBSCRIPTION FORM

     TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO EXERCISE WARRANTS


     The undersigned Registered Holder hereby irrevocably elects to exercise ________ Class A Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Class A Warrants, and requests that certificates for such securities shall be issued in the name of

           PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

      ____________________________________________________________________
      ____________________________________________________________________
      ____________________________________________________________________
      ____________________________________________________________________
                    (please print or type name and address)
and be delivered to

      _____________________________________________________________________
      _____________________________________________________________________
      _____________________________________________________________________
      _____________________________________________________________________
                    (please print or type name and address)

and if such number of Class A Warrants shall not be all the Class A Warrants evidenced by this Warrant Certificate, that a new Class A Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

                   IMPORTANT: PLEASE COMPLETE THE FOLLOWING:

        1. The exercise of this Warrant was solicited by D.H. Blair & Co.,
           Inc.                                                              [ ]

        2. The exercise of this Warrant was solicited by ___________________ [ ]

        3. The exercise of this Warrant was not solicited                    [ ]

Dated: ___________________________           __________________________________
                                             Name
                                             __________________________________
                                             Number and Street
                                             __________________________________
                                             City/Town/State/Zip

                                             __________________________________
                                             Social Security or Taxpayer
                                             Identification Number

                                             __________________________________
                                             Signature Guaranteed

                                             __________________________________

                                   ASSIGNMENT

      TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO ASSIGN WARRANTS

FOR VALUE RECEIVED, hereby sells, assigns and transfers unto

      ____________________________________________________________________
      ____________________________________________________________________
      ____________________________________________________________________
      ____________________________________________________________________
               (please print or type name and address and include
                  Social Security or other identifying number)

________________________________________________________________________________
of the Class A Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints

______________________________________________________________________ Attorney
to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated: ___________________________          ____________________________________
                                            Signature Guaranteed

                                            ____________________________________

THE SIGNATURE TO THE FOREGOING ASSIGNMENT MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS SECURITY IN EVERY PARTICULAR, WITHOUT ALTERATION OR ANY CHANGE WHATSOEVER. SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCK BROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 17AD-15.